EXHIBIT 99.1

GENERAL MOTORS FINANCIAL COMPANY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 5, 2017, General Motors Holdings LLC (the “Seller”), a wholly owned subsidiary of General Motors Company (the “Parent”) and the parent of General Motors Financial Company, Inc. (the “Company”), entered into a Master Agreement (the “Agreement”) with Peugeot S.A. (the “Purchaser”). Pursuant to the Agreement, the Purchaser will acquire, together with a financial partner, the Seller’s European financial subsidiaries and branches (collectively, the “European Operations”), as well as the Parent’s Opel and Vauxhall businesses and certain other assets in Europe (the “Opel/Vauxhall Business” and, together with the European Operations, the “Transferred Business”).

The net consideration to be paid for the European Operations will be 0.8 times their book value at closing, which the Company estimates will be approximately $1 billion, denominated in Euros. The purchase price is subject to certain adjustments as provided in the Agreement. The Company expects to recognize a disposal loss of up to $700 million based on current foreign currency exchange rates.

The transfer of the Transferred Business is subject to the satisfaction of various closing conditions, including receipt of necessary antitrust, financial and other regulatory approvals, the reorganization of the Transferred Business, including pension plans in the United Kingdom, the completion of the contribution or sale by Adam Opel GmbH of its assets and liabilities to a subsidiary, the transfer of GMAC UK plc’s interest in SAIC-GMAC Automotive Finance Company Limited to the Company or an alternate entity designated by the Seller, unless either party elects to close without completion of the transfer, and the continued accuracy, subject to certain exceptions, at closing of certain of the Seller’s representations and warranties. There can be no assurance that all required governmental consents or clearances will be obtained or that the other closing conditions will be satisfied. The transfer of the Opel/Vauxhall Business is expected to close by the end of 2017 and the transfer of the European Operations is expected to close as soon as practicable after the receipt of necessary antitrust, financial and other regulatory approvals, which may be after the transfer of the Opel/Vauxhall Business, but not before. The transfer of the European Operations will not occur unless the transfer of the Opel/Vauxhall Business occurs.

The Agreement contains certain termination rights for both the Seller and the Purchaser, including if certain closing conditions with respect to the transfer of the Opel/Vauxhall Business have not been satisfied on or before June 1, 2018.

The Seller and the Purchaser have each made customary representations, warranties and covenants in the Agreement, including, among others, covenants by the Seller to conduct the Opel/Vauxhall Business and the business of the European Operations in the ordinary course between the execution of the Agreement and the consummation of the transaction.

The following unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2017 is presented as if the sale of the European Operations, as described in the notes to these unaudited pro forma condensed consolidated financial statements, had occurred at March 31, 2017. The unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2017 and for each of the years ended December 31, 2016, 2015 and 2014, are presented as if such events had occurred on January 1, 2014. The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of the Company for each period presented and in the opinion of the Company’s management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had the sale of the European Operations and related events been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the notes thereto should be read together with the following:

•	The Company’s audited consolidated financial statements and the notes thereto as of and for the three year period ended December 31, 2016, and Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016; and

•	The Company’s unaudited condensed consolidated financial statements and the notes thereto as of and for the three months ended March 31, 2017, and Management’s Discussion and Analysis included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017.

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(dollars in millions)

March 31, 2017

	General Motors Financial Company, Inc. Historical	Adjustments for Disposition of European Operations	Pro Forma
Assets
Cash and cash equivalents	$2,694	$773	$3,467
Finance receivables, net	46,910	(9,997)	36,913
Leased vehicles, net	37,302	(211)	37,091
Goodwill	1,200	—	1,200
Equity in net assets of non-consolidated affiliates	998	—	998
Property and equipment, net	291	(66)	225
Deferred income taxes	284	(31)	253
Related party receivables	617	(191)	426
Other assets	4,244	(441)	3,803

Total assets	$94,540	$(10,164)	$84,376

Liabilities and shareholder’s equity
Liabilities
Secured debt	$42,579	$(4,642)	$37,937
Unsecured debt	37,370	(4,797)	32,573
Accounts payable and accrued expenses	1,501	(59)	1,442
Deferred income	2,588	(12)	2,576
Deferred income taxes	259	1	260
Related party payables	448	(136)	312
Other liabilities	803	(156)	647

Total liabilities	85,548	(9,801)	75,747

Shareholder’s equity
Common stock, $1.00 par value per share; 1,000 shares authorized and 505 issued	—	—	—
Additional paid-in capital	6,512	—	6,512
Accumulated other comprehensive loss	(1,148)	334	(814)
Retained earnings	3,628	(697)	2,931

Total shareholder’s equity	8,992	(363)	8,629

Total liabilities and shareholder’s equity	$94,540	$(10,164)	$84,376

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

(in millions)

Three Months Ended March 31, 2017

	General Motors Financial Company, Inc. Historical	Adjustments for Disposition of European Operations	Pro Forma
Revenue
Finance charge income	$862	$(110)	$752
Leased vehicle income	1,942	(11)	1,931
Other income	75	(10)	65

Total revenue	2,879	(131)	2,748

Costs and expenses
Salaries and benefits	229	(30)	199
Other operating expenses	163	(31)	132

Total operating expenses	392	(61)	331
Leased vehicle expenses	1,438	(9)	1,429
Provision for loan losses	217	(6)	211
Interest expense	619	(28)	591

Total costs and expenses	2,666	(104)	2,562
Equity income	47	—	47

Income before income taxes	260	(27)	233
Income tax provision	58	(8)	50

Net income	$202	$(19)	$183

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

(in millions)

Year Ended December 31, 2016

	General Motors Financial Company, Inc. Historical	Adjustments for Disposition of European Operations	Pro Forma
Revenue
Finance charge income	$3,329	$(483)	$2,846
Leased vehicle income	5,925	(29)	5,896
Other income	304	(62)	242

Total revenue	9,558	(574)	8,984

Costs and expenses
Salaries and benefits	853	(118)	735
Other operating expenses	637	(120)	517

Total operating expenses	1,490	(238)	1,252
Leased vehicle expenses	4,529	(23)	4,506
Provision for loan losses	669	(25)	644
Interest expense	2,108	(139)	1,969

Total costs and expenses	8,796	(425)	8,371
Equity income	151	—	151

Income before income taxes	913	(149)	764
Income tax provision	159	(35)	124

Net income	$754	$(114)	$640

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

(in millions)

Year Ended December 31, 2015

	General Motors Financial Company, Inc. Historical	Adjustments for Disposition of European Operations	Pro Forma
Revenue
Finance charge income	$3,381	$(526)	$2,855
Leased vehicle income	2,807	(12)	2,795
Other income	266	(49)	217

Total revenue	6,454	(587)	5,867

Costs and expenses
Salaries and benefits	726	(117)	609
Other operating expenses	567	(125)	442

Total operating expenses	1,293	(242)	1,051
Leased vehicle expenses	2,200	(9)	2,191
Provision for loan losses	624	(21)	603
Interest expense	1,616	(155)	1,461

Total costs and expenses	5,733	(427)	5,306
Equity income	116	—	116

Income before income taxes	837	(160)	677
Income tax provision	191	2	193

Net income	$646	$(162)	$484

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

(in millions)

Year Ended December 31, 2014

	General Motors Financial Company, Inc. Historical	Adjustments for Disposition of European Operations	Pro Forma
Revenue
Finance charge income	$3,475	$(584)	$2,891
Leased vehicle income	1,090	(4)	1,086
Other income	289	(41)	248

Total revenue	4,854	(629)	4,225

Costs and expenses
Salaries and benefits	614	(119)	495
Other operating expenses	548	(128)	420

Total operating expenses	1,162	(247)	915
Leased vehicle expenses	847	(4)	843
Provision for loan losses	604	(6)	598
Interest expense	1,426	(246)	1,180

Total costs and expenses	4,039	(503)	3,536
Equity income	—	—	—

Income before income taxes	815	(126)	689
Income tax provision	278	(54)	224

Net income	$537	$(72)	$465

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Disposition of European Operations

The pro forma adjustments include the reversal of (i) the historical assets and liabilities and results of operations of the European Operations, including the related tax impact and consolidation entries and (ii) certain previously eliminated transactions between the European Operations and subsidiaries of the Company, as a result of the completion of the disposition.

The pro forma adjustments on the condensed consolidated balance sheet also include the expected proceeds and loss on disposal, as well as proceeds from expected dividends to be paid by the European Operations in order to bring their leverage ratio to within targeted levels, as defined in the Agreement. The estimated loss is not included in the pro forma adjustments on the pro forma consolidated statements of income as it is considered to be nonrecurring in nature.

The pro forma adjustments to the condensed consolidated balance sheet do not include adjustments for any dividends that may be paid to by the Company to the Parent following the completion of the disposition.